      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 2004
                                                           REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                        Source Interlink Companies, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

              Missouri                                                             43-1710906
-------------------------------------------------------------------------------------------------------------------
   (State or other Jurisdiction of                                      (IRS Employer Identification No.)
   Incorporation or Organization)
                                                                             Douglas J. Bates, Esq.
                                                                                 General Counsel
                                                                        Source Interlink Companies, Inc.
27500 Riverview Center Blvd., Suite 400                              27500 Riverview Center Blvd., Suite 400
    Bonita Springs, Florida 34134                                         Bonita Springs, Florida 34134
           (239) 949-4450                                                        (239) 949-4450
-------------------------------------------------------------------------------------------------------------------
   (Address, Including Zip Code, and                                     (Address, Including Zip Code, and
  Telephone Number, Including Area Code,                              Telephone Number, Including Area Code
of Registrant's Principal Executive Offices)                             of Agent for Service of Process)

                                                copies to:

      John L. Gillis, Jr., Esq.          Michael J. Halloran, Esq.            Todd W. Eckland, Esq.
       Armstrong Teasdale LLP             Pillsbury Winthrop LLP             Pillsbury Winthrop LLP
       One Metropolitan Square               50 Fremont Street               One Battery Park Plaza
      St. Louis, Missouri 63102       San Francisco, California 94105       New York, New York 10004
           (314) 621-5070                     (415) 983-1000                     (212) 858-1000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [X] 333-111711

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
               TITLE OF EACH                     AMOUNT        PROPOSED MAXIMUM     PROPOSED MAXIMUM          AMOUNT OF
            CLASS OF SECURITIES                  TO BE        OFFERING PRICE PER   AGGREGATE OFFERING       REGISTRATION
              TO BE REGISTERED                REGISTERED (1)         SHARE                 PRICE                 FEE
-------------------------------------------------------------------------------------------------------------------------------
  COMMON STOCK, PAR VALUE $0.01 PER SHARE        920,000            $11.50             $10,580,000             $1,341
===============================================================================================================================

(1) Includes 120,000 shares that may be purchased by the Underwriters pursuant to an over-allotment option.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Registration Statement is being filed by Source Interlink Companies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") to register an additional 920,000 shares of the Company's common stock, par value $0.01 per share, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The Company hereby incorporates by reference into this Registration Statement the contents, in their entirety, of the Company's Registration Statement on Form S-3, as amended (file no. 333-111711), that was declared effective by the Commission on March 3, 2004, including each of the documents the Company filed with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

                                  CERTIFICATION

     The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on March 4, 2004), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours no later than March 4, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bonita Springs, State of Florida, on the 3rd day of March, 2004.

                                            Source Interlink Companies, Inc.

                                            By:  /s/ S. Leslie Flegel
                                                 -------------------------------
                                                 S. Leslie Flegel, Chairman and
                                                 Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              SIGNATURE                            TITLE                                   DATE
/s/ S. Leslie Flegel                Director, Chairman and Chief Executive Officer      March 3, 2004
--------------------------------    (principal executive officer)
S. Leslie Flegel



/s/ Marc Fierman                    Chief Financial Officer                             March 3, 2004
--------------------------------    (principal financial and accounting officer)
Marc Fierman



/s/ James R. Gillis*                Director, President and Chief Operating Officer     March 3, 2004
--------------------------------
James R. Gillis



/s/ Robert O. Aders*                Director                                            March 3, 2004
--------------------------------
Robert O. Aders



/s/ Harry L. "Terry" Franc, III*    Director                                            March 3, 2004
--------------------------------
Harry L. "Terry" Franc, III



/s/ Aron Katzman*                   Director                                            March 3, 2004
--------------------------------
Aron Katzman



/s/ Allan R. Lyons*                 Director                                            March 3, 2004
--------------------------------
Allan R. Lyons



/s/ Randall S. Minix*               Director                                            March 3, 2004
--------------------------------
Randal S. Minix



/s/ Kenneth F. Teasdale*            Director                                            March 3, 2004
--------------------------------
Kenneth F. Teasdale

*By:  /s/ DOUGLAS J. BATES
      --------------------------
          Douglas J. Bates
          Attorney-in-Fact

                                  EXHIBIT INDEX

5.1      Opinion of Armstrong Teasdale LLP
23.1     Consent of BDO Seidman LLP
23.2     Consent of Armstrong Teasdale LLP (included in Exhibit 5.1)
24.1*    Power of Attorney

* Incorporated by reference to Registration Statement on Form S-3 (File No. 333-111711)